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                                                                   EXHIBIT 10.35

THIS NOTE IS SUBORDINATED PURSUANT TO THE TERMS OF A SUBORDINATION AGREEMENT IN FAVOR OF UNION BANK OF CALIFORNIA, N.A., DATED AS OF DECEMBER 1, 2000, AND ANY AMENDMENTS OR MODIFICATIONS THERETO.

                              AMENDED AND RESTATED

                          SUBORDINATED PROMISSORY NOTE

U.S. $13,049,000.00                                                JUNE 29, 2001

FOR VALUE RECEIVED, the undersigned, FABTECH, INC., a Delaware corporation (the "Debtor"), hereby promises to pay to LITE-ON SEMICONDUCTOR CORP. (formerly LITE-ON POWER SEMICONDUCTOR CORP.), a Taiwan corporation (the "Payee"), the principal sum of Thirteen Million Forty-Nine Thousand United States Dollars (U.S. $13,049,000.00), together with interest from the date hereof on the unpaid principal balance from time to time outstanding at the rate set forth below (computed on the basis of a 360-day year), principal and interest to be payable as follows:

(a) The amount of U.S. $3,049,000.00 shall be payable in six (6) equal monthly installments of U.S. $508,166.67 each, together with interest accrued thereon at the rate of LIBOR plus 1.0%, on the last day of each month commencing on July 31, 2001 and ending on December 31, 2001.

(b) The amount of U.S. $10,000,000.00, together with interest accrued thereon at the rate of LIBOR plus 2.0%, shall be payable as follows: (i) interest only will be payable on the last day of each month commencing on July 31, 2001 and ending on June 30, 2002; and (ii) principal will be payable in twenty-four (24) equal monthly installments of U.S.$ 416,666.66. together with interest on the last day of each month commencing on July 31, 2002 and ending on June 30, 2004.

        The principal of and interest on this Note shall be paid in lawful money of the United States of America at the principal office of the Debtor, 777 Northwest Blue Parkway, Lee's Summit, Missouri, or at such other place as, from time to time, may be designated by the Payee by written notice to the Debtor.

        The Debtor reserves the right at any time and from time to time to prepay all or any portion of this Note without penalty or premium, but any such prepayment shall be applied first against interest which has accrued as of the date thereof and then against the unpaid principal balance.

        This Note amends and restates that certain promissory note dated December 1, 2000 referred to in Section 6.8 of the Stock Purchase Agreement dated as of November 28, 2000, among the Debtor and the Payee, among others, and is entitled to all of the benefits thereunder.

        1. Subordination.

        The Debtor and the Payee hereby covenant and agree that notwithstanding anything to the contrary contained in this Note, the payment of the principal of and interest on this Note expressly hereby is subordinated in right of payment to the prior payment or provision for payment in full of all present and future Senior Indebtedness of the Debtor and all renewals, extensions and refundings of any such Senior Indebtedness. As used herein, the term "Senior Indebtedness" shall mean the principal of, and interest on, and all other amounts due on or in connection with, any liability of the Debtor for money borrowed from a bank or other financial institution, whether now existing or hereafter incurred. The Payee shall take such further actions, including the execution of additional subordination agreements, as may be required by any bank or other financial institution in order to provide further assurances of the subordination of this Note to all Senior Indebtedness.

        In the event of any distribution of assets of the Debtor upon the dissolution, liquidation, winding up or reorganization of the Debtor, whether voluntary or involuntary, and whether in bankruptcy, insolvency or receivership proceedings, or upon the assignment for the benefit of creditors, sale of all or substantially all of the assets of the Debtor or the marshalling of the assets and liabilities of the Debtor, no amount shall be paid by the Debtor hereunder to the Payee, unless and until all other indebtedness to which this Note is subordinated shall have


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been paid in full, or otherwise discharged, or provision for payment shall have been otherwise made, together with all interest thereon and all other amounts payable in respect thereof, and the Debtor and any receiver or trustee in bankruptcy of the Debtor shall make any payments to which the Payee would otherwise be entitled but for the subordination provisions hereof directly to the holders of such other indebtedness ratably and to the extent necessary to pay in full all such other indebtedness, together with interest thereon and other amounts payable in respect thereof.

        Upon the happening of an event of default (or if an event of default would result upon any payment with respect to this Note) with respect to any Senior Indebtedness, as such event of default is defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, and if the default is other than default in payment of the principal of or interest on such Senior Indebtedness, upon written notice thereof given to the undersigned by the holders of such Senior Indebtedness or their representative, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Debtor with respect to the principal of or interest on this Note.

        In the event the Payee shall receive payment, from any source or in any manner, of any amount in respect of the principal of or interest on this Note, or in respect of a transfer or assignment of this Note to the Debtor or any subsidiary of the Debtor, at a time when, pursuant to the subordination provisions hereof, the Payee is not entitled to receive payment of such amount, the Payee shall receive and hold such payment in trust for the holders of all other indebtedness to which this Note is subordinated and shall on demand pay to or for the account of the holders of all such other indebtedness ratably and to the extent necessary to pay in full all such other indebtedness, together with interest thereon and other amounts payable in respect thereof, the amount, but not to exceed the amount, so received.

        Subject to the payment in full of all indebtedness of the Debtor to which this Note is subordinate, the Payee shall be subrogated to the rights of the holders of such other indebtedness to receive payment or distribution of assets of the Debtor applicable to such other indebtedness until this Note shall be paid in full, and no such payments or distributions to the holders of such other indebtedness, to which this Note is subordinate shall, as between the Debtor and the Payee, be deemed to be a payment by the Debtor to, or on account of, this Note, it being understood that the subordination provisions of this Note are, and are intended solely for the purpose of, defining the relative rights of the Payee, on the one hand, and the holder of other indebtedness to which this Note is subordinate, on the other hand, and nothing contained herein is intended to or shall impair, as between the Debtor and the Payee, the obligation of the Debtor, which is unconditional and absolute, to pay to the Payee the principal of and interest on this Note as and when the same shall become due and payable in accordance with the terms hereof.

        The Payee, by acceptance hereof, acknowledges and agrees that each holder of indebtedness to which this Note is subordinated shall be deemed to have acquired such indebtedness in reliance upon the subordination provisions of this Note.

        2. Waivers.

The Debtor, for itself and its legal representatives, successors and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection of every kind and to the fullest extent permitted by law, the right to plead any statute of limitations as a defense of any demand hereunder, and consents that the Payee may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

        3. Governing Law.

This Note in all respects shall be governed by and construed under the laws of the State of California applicable to contracts made and to be performed wholly within that state.

        4. Assignment.

The Payee may assign its right, title and interest in and to this Note to any person who controls, is controlled by or is under common control with the Payee in connection with its own liquidation and dissolution, and the term "Payee" shall be deemed to include any such person.

Executed at Los Angeles, California as of the 29th day of June, 2001.

                                         FABTECH, INC.
                                         By: /s/ Walter Buchanan
                                         Walter Buchanan, President



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